UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

CARVANA CO.

(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 W. Rio Salado Pkwy
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 852-6604

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02.	Results of Operations and Financial Condition.

On April 23, 2018, Carvana Co. (the “Company”) issued a press release announcing its preliminary unaudited financial results for the quarter ended March 31, 2018.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events.

On April 23, 2018, the Company issued a press release announcing the launch of an underwritten offering of its Class A common stock. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s Class A common stock or any other securities, and there shall not be any offer, solicitation or sale of securities mentioned in this Current Report on Form 8-K in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit 99.1	Press Release dated April 23, 2018

Exhibit 99.2	Press Release dated April 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2018	CARVANA CO.

	By:	/s/ Mark Jenkins
	Name:	Mark Jenkins
	Title:	Chief Financial Officer